Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary Meyers, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that

1.	The Quarterly Report of Synplicity, Inc. on Form 10-Q of the Company for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m); and

2.	The information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Synplicity, Inc.

Date: November 9, 2006	By:	/s/ Gary Meyers
	Name:	Gary Meyers
	Title:	Chief Executive Officer, President and Director (Principal Executive Officer)

I, John J. Hanlon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that

1.	The Quarterly Report of Synplicity, Inc. on Form 10-Q of the Company for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m); and

2.	The information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Synplicity, Inc.

Date: November 9, 2006	By:	/s/ John J. Hanlon
	Name:	John J. Hanlon
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Synplicity, Inc., and will be retained by Synplicity, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.